UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

Eagle Point Credit Company Inc.

(Exact name of Registrant as specified in its charter)

Delaware	811-22974	47-2215998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road, Suite 202, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 340-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ECC	New York Stock Exchange
7.75% Series B Term Preferred Stock due 2026	ECCB	New York Stock Exchange
6.50% Series C Term Preferred Stock due 2031	ECCC	New York Stock Exchange
6.75% Series D Preferred Stock	ECC PRD	New York Stock Exchange
6.75% Notes due 2027	ECCY	New York Stock Exchange
6.6875% Notes due 2028	ECCX	New York Stock Exchange
6.75% Notes due 2031	ECCW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On December 1, 2021, Eagle Point Credit Company Inc. (the “Company”) notified American Stock Transfer & Trust Company, LLC, the redemption agent (the “Redemption Agent”) for the Company’s 7.75% Series B Term Preferred Stock due 2026 (the “Series B Term Preferred Stock”), of the Company’s election to redeem, in part, 1,078,383 shares of Series B Term Preferred Stock and instructed the Redemption Agent to provide notice of such redemption to the holders of the Series B Term Preferred Stock. The Company expects the redemption to be completed on December 31, 2021 (the “Redemption Date”). The redemption price per share will be $25 plus an amount equal to all unpaid dividends and distributions on each share accumulated to, but excluding, the Redemption Date, without interest, if any. Following the redemption, 1,078,382 shares of Series B Term Preferred Stock will remain outstanding. This Current Report on Form 8-K does not constitute a notice of redemption of the Series B Term Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Eagle Point Credit Company Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Point Credit Company Inc.

Date: December 1, 2021	By:	/s/ Kenneth P. Onorio
Kenneth P. Onorio
Chief Financial Officer